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11300 W. 89th Street  Overland Park  Kansas  66213 USA  913/495-2600
FAX 913/492-0870                                        Direct 913/495-2614
                                                        cargin@elecsyscorp.com

Contact:       Thomas C. Cargin
               Vice President - Finance and Administration
               (913) 495-2614

                ELECSYS CORPORATION REPORTS THIRD QUARTER RESULTS

OVERLAND PARK, Kan. (February 22, 2001) - Elecsys Corporation (AMEX: ASY) today reported results for the third quarter and nine months ended January 31, 2001.

For the three months ended January 31, 2001, Elecsys Corporation reported consolidated net sales of $4.6 million compared with $4.4 million a year ago. The Company reported a net loss for the third quarter of $209,000, or $0.08 per share, versus net income of $88,000, or $0.04 per share diluted, in the year-earlier period. Net sales for the first nine months of fiscal 2001 totaled $16.2 million compared with $11.7 million for the first nine months of fiscal 2000. The Company reported a net loss for the first nine months of $279,000, or $0.11 per share, compared with a net loss of $430,000, or $0.19 per share, in the year-earlier period.

For the three months ended January 31, 2001, the Company's DCI subsidiary reported net sales of $1.7 million, and net income of $23,000. For the nine months ended January 31, 2001, DCI reported net sales of $5.6 million, and net income of $116,000. DCI was acquired by the Company on February 7, 2000.

For the three months ended January 31, 2001, the Company's Airport Systems subsidiary reported net sales of $3.0 million, and a net loss of $231,000, compared to net sales of $4.4 million a year ago and net income of $88,000. For the nine months ended January 31, 2001, Airport Systems reported net sales of $11 million, and a net loss of $391,000 compared to sales of $11.7 million and a loss of $430,000 for the same period last year.

Keith Cowan, president and chief executive officer said, "While we are disappointed by the lack of profitability over the past two quarters, we continue to be encouraged by the Company's continuing growth in sales and operating profit, which for the nine months ended January 31 was $590,000 as opposed to operating losses of $281,000 for the same period last year.

Mr. Cowan continued, "Our Airport Systems subsidiary received orders during the quarter of over $3.2 million, including instrument landing systems (ILS) for South America, distance measuring equipment (DME) for the Federal Aviation Administration, as well as spares orders and change orders to existing contracts. Delays, however, in the closing of several significant orders negatively impacted revenues and operating results. The Company is looking at a wide range of strategic alternatives to improve the profitability of the Airport Systems subsidiary." DCI announced that the General Electric Transportation Systems Division, headquartered in Erie, Pennsylvania, has selected DCI to begin manufacturing specialized electronic assemblies used
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in the production of General Electric locomotive equipment. After a successful audit in January, DCI was approved as an electronic manufacturing services (EMS) provider to General Electric Transportation Systems (GETS). This approval is universal throughout General Electric and approves DCI to perform electronic manufacturing services for all GE divisions. "GETS selected DCI for our proven ability to manufacture high quality electronic assemblies and meet the demanding scheduling requirements of multiple OEMs. DCI is now listed as the approved supplier for a wide range of complex, high-mix electronic assemblies used in GETS products and could result in more than $1,000,000 in annual business", stated Karl Gemperli, President of DCI. "Our diverse design and support capabilities as well as our recent ISO 9001 registration were significant factors that enabled DCI to win this business."

Elecsys Corporation is a designer and manufacturer of electronic components, subassemblies and systems. Its Airport Systems International, Inc. subsidiary designs, manufactures and implements ground-based radio navigation and landing systems (navaids) and airfield lighting to aid the in-flight navigation and ground movement of aircraft. The DCI, Inc. subsidiary provides contract electronic manufacturing services, standard and custom liquid crystal display devices and panel meters to a wide variety of medical electronics, consumer products and aerospace OEMs.

Forward Looking Statement

     The discussions set forth in this Form 8-K may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions which are described in the Company's other SEC filings, including the Form 10-KSB for the year ended April 30, 2000 and the Forms 10-QSB filed since that date. The reader is cautioned that the Company does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of the Company over time means that actual events are bearing out as estimated in such forward-looking statements.


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                               ELECSYS CORPORATION

                         Unaudited Financial Highlights

                                                                        Three Months Ended
                                                                           January 31,

                                                        ---------------------------------------------------
                                                                 2001                        2000
                                                        ------------------------    -----------------------
Sales                                                                $4,579,000                 $4,366,000
Net income (loss)                                                    $(209,000)                    $88,000
Net income (loss) per share - basic                                     $(0.08)                      $0.04
Net income (loss) per share - diluted                                   $(0.08)                      $0.04
Weighted average shares outstanding - basic                           2,579,000                  2,231,000
Weighted average shares outstanding - diluted                         2,579,000                  2,388,000

                                                                        Nine Months Ended
                                                                           January 31,

                                                        ---------------------------------------------------
                                                                 2001                        2000
                                                        ------------------------    -----------------------
Sales                                                               $16,172,000                $11,702,000
Net loss                                                             $(279,000)                 $(430,000)
Net loss per share - basic                                              $(0.11)                    $(0.19)
Net loss per share - diluted                                            $(0.11)                    $(0.19)
Weighted average shares outstanding - basic                           2,579,000                  2,231,000
Weighted average shares outstanding - diluted                         2,579,000                  2,231,000

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                                      -END-
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                       ELECSYS CORPORATION AND SUBSIBDIARY

                 Condensed Consolidated Statements of Operations
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                       Three Months Ended                  Nine Months Ended
                                           January 31,                        January 31,
                                   ----------------------------    -----------------------------------

                                          2001            2000              2001                 2000
                                   ------------   -------------    --------------    -----------------

Sales                                   $4,579          $4,366           $16,172              $11,702
Cost of products sold                    3,024           3,050            11,052                8,367
                                   ------------   -------------    --------------    -----------------
Gross margin                             1,555           1,316             5,120                3,335

Selling, general and
  administrative expenses                1,384             979             4,479                2,840
Research & development                       -             187                50                  776
expenses
                                   ------------   -------------    --------------    -----------------

Operating income (loss)                    171             150               591                (281)

Interest expense                         (260)            (62)             (750)                (149)
                                   ------------   -------------    --------------    -----------------
Income (loss) before income               (89)              88             (159)                (430)
taxes

Provision for income taxes                 120               -               120                    -
                                   ------------   -------------    --------------    -----------------

Net income (loss)                       $(209)             $88            $(279)               $(430)
                                   ============   =============    ==============    =================

Income (loss) per share:
        Basic                          $(0.08)            $.04           $(0.11)              $(0.19)
                                   ============   =============    ==============    =================
        Diluted                        $(0.08)            $.04           $(0.11)              $(0.19)
                                   ============   =============    ==============    =================

Weighted average common shares
        Basic                            2,579           2,231             2,579                2,231
                                   ============   =============    ==============    =================
        Diluted                          2,579           2,383             2,579                2,231
                                   ============   =============    ==============    =================

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